           As filed with the Securities and Exchange Commission on July 27, 1998
                                                     Registration No. 333-______
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                         ACTUATE SOFTWARE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    DELAWARE                          7372                      94-3193197
(STATE OR OTHER                (PRIMARY STANDARD              (IRS EMPLOYER
JURISDICTION OF                    INDUSTRIAL               IDENTIFICATION NO.)
INCORPORATION                    CLASSIFICATION
OR ORGANIZATION)                  CODE NUMBER)


                                 999 BAKER WAY
                          SAN MATEO, CALIFORNIA 94404
                                (650) 425-2300
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                              ___________________

            ACTUATE SOFTWARE CORPORATION 1998 EQUITY INCENTIVE PLAN ACTUATE SOFTWARE CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
     ACTUATE SOFTWARE CORPORATION 1998 NON-EMPLOYEE DIRECTORS OPTION PLAN
                           (FULL TITLE OF THE PLANS)
                              ___________________

                             NICOLAS C. NIERENBERG
                      PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                         ACTUATE SOFTWARE CORPORATION
                                 999 BAKER WAY
                          SAN MATEO, CALIFORNIA 94404
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (650) 425-2300
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              ___________________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
             TITLE OF                               PROPOSED MAXIMUM  PROPOSED MAXIMUM
            SECURITIES                    AMOUNT         OFFERING        AGGREGATE       AMOUNT OF
               TO BE                       TO BE           PRICE         OFFERING       REGISTRATION
            REGISTERED                REGISTERED (1)     PER SHARE       PRICE (2)          FEE
-----------------------------------  -----------------  -----------  -----------------  ------------
1998 Equity Incentive Plan
-----------------------------------
  Options                                   2,291,500      n/a              n/a              n/a
  Common Stock (par value $.001)     2,291,500 SHARES     $17.40625(2)   $39,886,421.87(2) $11,766.50

1998 Employee Stock Purchase Plan
-----------------------------------
  Options                                     250,000      n/a             n/a               n/a
  Common Stock (par value $.001)       250,000 SHARES     $17.40625(2)   $4,351,562.50(2)  $1,283.71

1998 Non-Employee Directors Plan
--------------------------------
  Options                                     200,000      n/a             n/a              n/a
  Common Stock (par value $.001)       200,000 SHARES     $17.40625(2)    $3,481,250  (2)  $1,026.97

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Equity Incentive Plan, the 1998 Employee Stock Purchase Plan and the 1998 Non-Employee Directors Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Actuate Software Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Actuate Software Corporation as reported on the Nasdaq National Market on July 23, 1998.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

     Actuate Software Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's prospectus filed with the SEC on July 20, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-55741 on Form S-1 filed with the SEC on July 17, 1998, together with any and all amendments thereto, in which there is set forth audited balance sheets as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1997, and

     (b) The Registrant's Registration Statement No. 0-24607 on Form 8-A filed with the SEC on July 10, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "34 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
-------  -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
-------  -----------------------------------

         Not Applicable.

Item 8.  Exhibits
-------  --------

Exhibit Number     Exhibit
--------------     -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-246007 on Form 8-A, which is incorporated herein by reference pursuant to
                   Item 3(d) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1          Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.     Undertakings
-------     ------------

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and the 1998 Non-Employee Directors Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 24th day of July, 1998.


                              ACTUATE SOFTWARE CORPORATION


                              By:  /s/  Nicolas C. Nierenberg
                                   -------------------------------------
                                   President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Actuate Software Corporation, a Delaware corporation, do hereby constitute and appoint Nicolas C. Nierenberg and Daniel A. Gaudreau, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                                             Date
---------                      -----                                             ----
/s/  Nicolas C. Nierenberg     Chairman of the Board,                            July 24, 1998
----------------------------   President, Chief Executive Officer
     Nicolas C. Nierenberg     and Director
                               (Principal Executive Officer)

/s/  Daniel A. Gaudreau        Vice President, Finance,                          July 24, 1998
----------------------------   and Chief Financial Officer
     Daniel A. Gaudreau        (Principal Financial and Accounting Officer)

Signature                      Title                                             Date
---------                      -----                                             ----
/s/  James Breyer              Director                                          July 24, 1998
----------------------------
     James Breyer

 /s/  Arthur Patterson         Director                                          July 24, 1998
----------------------------
      Arthur Patterson

/s/  Nancy Schoendorf          Director                                          July 24, 1998
----------------------------
     Nancy Schoendorf

/s/  Steven Whiteman           Director                                          July 24, 1998
----------------------------
     Steven Whiteman


                                 EXHIBIT INDEX

Exhibit Number     Exhibit
--------------     -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1          Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.